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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K/A
                               (AMENDMENT NO. 3)


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 23, 1994

                            ------------------------

                         IDB COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                0-14972                                 93-0933098
         (Commission File No.)             (I.R.S. Employer Identification No.)

    10525 WEST WASHINGTON BOULEVARD,                    90232-1922
        CULVER CITY, CALIFORNIA                         (Zip Code)
(Address of Principal Executive Offices)

                                 (213) 870-9000
              (Registrant's Telephone Number, Including Area Code)

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

ITEM 4.__CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


    On May 23, 1994, the Registrant was informed by its independent auditors, Deloitte & Touche LLP ("Deloitte"), of Deloitte's resignation, effective as of that date.6



    The reports of Deloitte on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1993 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.



    On April 25, 1994, prior to the Registrant's press release of its financial results for the quarter ended March 31, 1994, and in connection with Deloitte's review of the Registrant's unaudited condensed consolidated financial statements for the three months ended March 31, 1994, Deloitte informed the Registrant that Deloitte disagreed, based on the information and documentation provided to Deloitte by the Registrant to that date, with recognizing as income before income taxes approximately $10.5 million of recorded items that constituted a material portion of the $15.1 million of income before income taxes that the Registrant intended to report in its press release. Deloitte requested that the Registrant not make its press release, but the Registrant's management with the concurrence of the two members of the Audit Committee present, released its earnings for the quarter ended March 31, 1994 as scheduled after the close of business on April 25.



    Subsequent to the press release, the Registrant presented Deloitte with additional information and documentation relating to the $10.5 million of income before income taxes that Deloitte had disagreed with, and based on this additional information and documentation, $1.9 million of the $10.5 million was resolved to Deloitte's satisfaction. Of the $8.6 million remaining unresolved, the Registrant agreed that $4.5 million was recorded in error, and in its place presented Deloitte with various new and previously unrecorded items aggregating approximately $4.5 million of income before income taxes. Deloitte reviewed additional information and documentation presented by the Registrant in support of this $4.5 million and was satisfied as to $3.1 million of the items. This left, at May 13, 1994, items aggregating $5.5 million of income before income taxes unresolved. Of this amount, Deloitte disagreed with items aggregating approximately $4.1 million recognized by the Registrant as income before income taxes. The remaining $1.4 million was unresolved pending additional information and documentation to be provided by the Registrant. On May 13, 1994, Deloitte advised the Registrant that the $5.5 million constituted a material portion of the $15.1 million of income before income taxes and, if the Registrant filed its quarterly report on Form 10-Q including the $5.5 million, Deloitte would resign.



    On May 18, 1994, the Registrant agreed that the items aggregating approximately $4.1 million of income before income taxes that Deloitte had disagreed with on May 13, 1994, would not be included in the Registrant's reported income before income taxes, and that the remaining $1.4 million was yet unresolved. During the next two days, the Registrant presented Deloitte with additional new and previously unrecorded items aggregating $4.5 million of income before income taxes. On May 20, 1994, after reviewing additional information and documentation presented by the Registrant, Deloitte informed the Registrant that it was satisfied as to approximately $0.5 million of the newly identified $4.5 million. The remaining $4.0 million, the components of which were the subject of discussions between the Registrant and Deloitte, consisted of three items: (i) approximately $5.0 million of revenue relating to underlying lease rights to certain satellite transponder capacity (the "BT transaction");
(ii) approximately $1.9 million reduction in cost of sales relating to certain "purchase accounting adjustments" recorded in connection with earlier business acquisitions; and (iii) approximately $2.9 million increase in the Registrant's provision for doubtful accounts. Deloitte informed the Registrant that: (a) Deloitte disagreed with the recording of revenue in connection with the BT transaction, because the information and documentation presented to Deloitte did not support the recording of a sale as of March 31, 1994; (b) Deloitte was awaiting further information and documentation from Registrant to support the "purchase accounting adjustments"; and (c) Deloitte needed additional support from the Registrant for the Registrant's proposed $2.9 million increase in its provision for doubtful accounts, because in previous discussions regarding the Registrant's first quarter results management of the Registrant had represented to Deloitte that the provision for doubtful accounts was adequate.

    On May 16, 1994 (the prescribed filing date for the Form 10-Q), the Registrant filed a Notification of Late Filing on Form 12b-25. On May 23, 1994, Deloitte resigned, and the Registrant subsequently filed its Form 10-Q later that day. Subsequent to its resignation, Deloitte orally informed the Registrant that the failure to resolve the issues described above prior to Deloitte's resignation constituted a "disagreement" or "disagreements" required to be reported pursuant to Item 304 of Regulation S-K.



    Deloitte had previously expressed concern to the Registrant, in connection with the Registrant's first quarter 1992 financial results, over the accuracy of the Registrant's internally generated financial statements and the process surrounding the earnings release for that quarter. Deloitte was engaged to perform a review of the Registrant's unaudited condensed consolidated financial statements for the quarter ended March 31, 1992, after the Registrant had filed such statements on Form 10-Q. In connection with this review, Deloitte expressed concerns regarding the accuracy of the Registrant's reported results of operations for such quarter, which concerns were ultimately resolved to Deloitte's satisfaction. However, because of weaknesses in internal controls and procedures relating to the Registrant's interim financial reporting identified in performing this review, Deloitte insisted on performing timely quarterly reviews for subsequent interim periods and suggested that, prospectively, the Registrant's management meet with the outside directors on the Registrant's Audit Committee prior to the release of the Registrant's quarterly results. Deloitte did, in fact, perform timely quarterly reviews for each subsequent quarter.



    In an oral communication to the Audit Committee at the conclusion of the audit of the Registrant's financial statements for the year ended December 31, 1992, Deloitte noted that the condition of the Registrant's underlying accounting records had improved "dramatically." However, in the meeting held with the Registrant's Audit Committee on May 23, 1994, the day of Deloitte's resignation, Deloitte advised the Registrant that the internal controls and procedures relating to the Registrant's interim financial reporting that had improved in the latter part of 1992 and in 1993 had again deteriorated in the first quarter of 1994. Notwithstanding the satisfactory resolution of the concerns raised by Deloitte in connection with the Registrant's first quarter 1992 financial statements, Deloitte subsequent to its resignation orally informed the Registrant that its concern with respect to the financial results for the first quarter of 1992 may have constituted a "reportable event" within the meaning of Item 304 of Regulation S-K. Prior to the time of its resignation, Deloitte had discussed with the Registrant the unresolved and disputed items related to the first quarter of 1994 and the weaknesses in internal controls and procedures relating to the Registrant's interim reporting identified in the first quarters of 1994 and 1992.



    As a result of events surrounding the release and reporting of the Registrant's financial results for the first quarter of 1994, on May 23, 1994 Deloitte concluded, and so advised the Registrant's management and its Audit Committee orally, that there had been a serious breakdown in the Registrant's process of identifying, analyzing and recording the Registrant's business transactions which prohibited the satisfactory completion of a quarterly review, recognizing the limitations of such an engagement. Deloitte also orally informed the Registrant's management and its Audit Committee that Deloitte was no longer willing to rely on management's representations regarding its interim financial statements.



    Management of the Registrant, with the concurrence of the Audit Committee, had previously requested that Deloitte not issue formal written reports relating to internal controls and procedures or other comments arising from its audit of the Registrant's annual financial statements or its review of the Registrant's quarterly financial statements, but instead report orally on these matters at Audit Committee meetings. Such discussions did occur at Audit Committee meetings. In addition, Deloitte orally communicated the substance of the matters which constituted the disagreements and reportable events discussed herein to the Registrant's management on April 25, 1994, May 13, 1994, May 20, 1994, and May 23, 1994 and to the Registrant's Audit Committee on May 13, 1994 and May 23, 1994. These Audit Committee meetings with representatives of Deloitte were held telephonically and included other members of management.

    By letter dated June 6, 1994, the Registrant authorized Deloitte to respond fully to the inquiries of the Registrant's successor accountant.



ITEM 5.  OTHER EVENTS.


    Information  under this heading in the Registrants Form 8-K/A (Amendment No.
1) and Form 8-K/A (Amendment No. 2) filed on June 14 and August 19, 1994, respectively, is hereby withdrawn.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


        None.



    (b) PRO FORMA FINANCIAL INFORMATION.


        None.



    (c) EXHIBITS.



EXHIBIT NO.                                          DESCRIPTION
- - -----------  -------------------------------------------------------------------------------------------
     16.1    Letter re Change in Certifying Accountant


                                       3
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                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on November 21, 1994.



                                          IDB COMMUNICATIONS GROUP, INC.



                                          By          /s/  RUDY WANN


                                             -----------------------------------

                                                          RUDY WANN
                                                   VICE PRESIDENT, FINANCE
                                                   CHIEF FINANCIAL OFFICER


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